Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint M.J. Baughman, S. Y. Bosco, and J. A. Sperino as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2023.

Signature		Title	Date

/s/	J. S. Turley	Chair of the Board	October 3, 2023
J. S. Turley

/s/	M. A. Blinn	Director	October 3, 2023
M. A. Blinn

/s/	J. B. Bolten	Director	October 3, 2023
J. B. Bolten

/s/	M. S. Craighead	Director	October 3, 2023
M. S. Craighead

/s/	W. H. Easter III	Director	October 3, 2023
W. H. Easter III

/s/	G. A. Flach	Director	October 3, 2023
G. A. Flach

/s/	A. F. Golden	Director	October 3, 2023
A. F. Golden

/s/	L. Goncalves	Director	October 3, 2023
L. Goncalves

/s/	C. Kendle	Director	October 3, 2023
C. Kendle

/s/	L. M. Lee	Director	October 3, 2023
L. M. Lee

/s/	M. S. Levatich	Director	October 3, 2023
M. S. Levatich

/s/	J. M. McKelvey	Director	October 3, 2023
J. M. McKelvey

/s/	S. L. Karsanbhai	President and Chief Executive Officer	October 3, 2023
S. L. Karsanbhai

/s/	M. J. Baughman	Executive Vice President,	October 3, 2023
	M. J. Baughman	Chief Financial Officer, and
Chief Accounting Officer